Exhibit 99.1

      PRESS RELEASE: SiriCOMM Introduces Truck Routing and Mapping Services


JOPLIN, Mo., March 2 /PRNewswire-FirstCall/ -- SiriCOMM, Inc. (OTC Bulletin
Board: SIRC) today announced that FleetNav Express by Maptuit is available at all SiriCOMM Wi-Fi Hot Spot locations. FleetNav Express is an online, subscription-based, navigational aid that allows owner-operator drivers and small fleets to get an unlimited number of truck designated routes and full-color interactive maps.

SiriCOMM is introducing FleetNav Express by offering a bundled services package that includes a one-month subscription to both InTouch and FleetNav Express. The bundled services package is offered at a 30% discount and is available to all customers through April 30, 2006.

This relationship reinforces SiriCOMM's strategy to market its network as a robust application host platform. Hank Hoffman, president and CEO for SiriCOMM, said, "Our vision is to build a powerful network that brings value to the entire trucking industry, whether through our own services or by working with other industry leaders. FleetNav Express provides owner operators with a powerful online solution to create accurate directions and optimized fuel plans for single-point or multi- point routes on truck-designated roads. Drivers access FleetNav Express through the use of an Internet connection. Once the driver has typed in the load origin and the stops along the way, FleetNav Express will return a direction set and map to the driver in a printer-friendly format. Drivers will be able to reap the benefits from the savings they can realize using FleetNav Express' optimized fuel plans and least-cost truck-friendly routes. FleetNav Express is available online at http://www.fleetnavexpress.com .

"SiriCOMM is an ideal partner for Maptuit," said Jeff Papows, CEO of Maptuit. "Our intent is to make FleetNav Express accessible to the growing owner-operator market. To meet that goal, we needed a network solution that made FleetNav Express readily available to drivers while they are on the road. The SiriCOMM Wi-Fi Hot Spot network provides over 300 convenient connecting points for drivers to use the service. It only makes sense for us to work with SiriCOMM."

About Maptuit Corporation

Founded in 1999, Maptuit Corporation provides trucking, tracking and traffic services for the transportation and consumer markets. With Maptuit's advanced real-time web services and patented technology, companies benefit from the ability to easily look up addresses, create maps, perform proximity searches, generate optimized routes and provide directions. For more information please visit http://www.maptuit.com . Maptuit is a registered trademark in the United States, and Maptuit, FleetNav, FleetNav Express and other names or logos identifying the services are trademarks or service marks of Maptuit Corporation.

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About SiriCOMM

SiriCOMM is an application service provider specializing in wireless Internet connectivity and productivity applications tailored to the transportation industry. By providing both network access and a robust application host platform, SiriCOMM delivers a responsive and convenient way for all industry stakeholders to interact with information needed on a regular basis. The company uses Wi-Fi technologies to create hot spots at locations convenient to highway travel. More information including network locations is available at http:// www.siricomm.com .

Statements about the future performance of SiriCOMM, economic trends, and other forward-looking statements in this release are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including without limitation, continued acceptance of SiriCOMM's products, increased levels of competition for the company, new products and technological changes, SiriCOMM's dependence on third-party suppliers, and other risks detailed from time to time in SiriCOMM's periodic reports filed with the Securities and Exchange Commission. SiriCOMM provides no assurance regarding the actual outcome of the events contemplated by any forward-looking statements included in this release.

SOURCE SiriCOMM, Inc.
/CONTACT: Rick Iler, CFO of SiriCOMM, Inc., +1-417-626-9971, info@ siricomm.com, or Carlos Bernal,
Marketing & Communications Manager of Maptuit Corporation, +1-781-685-4693, carlos.bernal@maptuit.com
/Web site: http://www.fleetnavexpress.com
/Web site: http://www.maptuit.com
/Web site: http://www.siricomm.com